Exhibit 5.1

Direct:	+852 2801 6066
Cell:	+852 6621 8994
E-mail:	rthorp@traversthorpalberga.com

Mega Fortune Company Limited

PO Box 472 , Harbour Place, 2nd Floor

103 South Church Street, George Town Grand Cayman KY1-1106

Cayman Islands

30 June 2025

Dear Sirs

Mega Fortune Company Limited

We have acted as Cayman Islands legal advisers to Mega Fortune Company Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, (the “Registration Statement”), related to the offering by the Company of up to 4,312,500 Ordinary Shares, par value US$0. 000001 per share (on the basis that the full over-allotment option is exercised) (the “Shares”). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2	Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. We also assume that no invitation has been or will be made by or on behalf of the Company to the public in Cayman Islands to subscribe for any of the Ordinary Shares and there is nothing under any law (other than the laws of Cayman Islands) would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands;

3.2	based solely on our review of the IPO M&A, the authorized share capital of the Company is US$50,000 divided into 50,000,000,000 ordinary shares of a par value of US$0.000001 each;

3.3	the shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration, in accordance with the terms set out in the Registration Statement and duly registered in the Company’s Register of Members (shareholders), such Shares will be validly issued, fully paid and non- assessable. In this opinion the phrase “non-assessable” means, with respect to Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, in the absence of a contractual arrangement to the contrary, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil);

3.4	As matter of Cayman Islands law, the register of members should be prima facie evidence of the shareholdings of the Company; and

3.3	the statements under the caption “Taxation”, “Enforceability of Civil Liabilities” and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1	the Certificate of Incorporation dated 3 January 2024;

2	a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands dated 26 June 2025;

3	the Amended and Restated Memorandum and Articles of Association of the Company as adopted by a special resolution passed on 23 October 2024 (the “IPO M&A”);

4	the written resolutions of the board of Directors dated 28 October 2024 and 30 June 2025 (the “Resolutions”);

5	a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”); and

6	the Registration Statement.

Mega Fortune Company Limited

PO Box 472 , Harbour Place, 2nd Floor

103 South Church Street

George Town Grand Cayman KY1-1106

Cayman Islands

To:	Travers Thorp Alberga
3605-06 Tower Two
Lippo Centre
89 Queensway
Hong Kong

30th June 2025

Dear Sirs

Mega Fortune Company Limited (the “Company”)

I, Cheng Sin Yi, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The IPO M&A remain in full force and effect and are unamended.

2	The Resolutions were signed by all the directors, in the manner prescribed in the applicable Memorandum and Articles of Association at the time.

3	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from performing its obligations under the corporate governance practices described or provided for (as the case may be) in the exhibits to the Resolutions.

4	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

5	The directors of the Company at the date hereof are as follows:

Siu Fung Tang

Chi Chuen Lai

Sin Yi Cheng

Ka Hei Anthony Chui

Anthony Saikit Chan

Adrian Wong

Wong Po Tin

6	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then current articles of association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

7	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

8	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

9	The Company is not a central bank, monetary authority or other sovereign entity of any state.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally (Attn: Mr Richard Thorp) to the contrary.

Signature:	/s/ Cheng Sin Yi
Name: Cheng Sin Yi
Title: Director

5